Exhibit 99

Fourth Quarter 2003 Fact Book

For additional information, contact:

Vince Hannity

Vice President, Corporate Communications

and Investor Relations

1111 West Jefferson Street

P.O. Box 50

Boise, ID 83728

Phone:  208 384 6390

Visit Boise’s website at www.bc.com

Fourth Quarter and Full Year 2003 Operating Highlights

Boise reported net income of $6.9 million, or 5¢ per diluted share, in fourth quarter 2003.  Before a special item for the write-down of impaired assets at our plywood and lumber operations in Yakima, Washington, and the net impact of the OfficeMax acquisition, Boise’s net income in the fourth quarter was $18.3 million, or 24¢ per diluted share.  By comparison, Boise reported net income of $6.2 million, or 5¢ per diluted share, in fourth quarter 2002 and $30.0 million, or 43¢ per diluted share, in third quarter 2003 before a one-time tax benefit related to a favorable tax ruling, net of changes in other tax items.  A schedule in the Notes to Consolidated Financial Statements at the end of this Fact Book reconciles special items and the impact of the OfficeMax acquisition with reported financial results.

For full year 2003, net income was $8.3 million, or a loss of 8¢ per diluted share.  Before special items and the net impact of the OfficeMax acquisition, Boise posted net income of $31.8 million, or 32¢ per diluted share.  In 2002, before a special item, net income was $7.3 million, or a loss of 10¢ per diluted share.

Sales in fourth quarter 2003 were $2.4 billion, 31% higher than sales in fourth quarter 2002.  Sales for full year 2003 were $8.2 billion, an 11% increase over sales in 2002.  Sales increases were mostly due to strong prices for wood products and growth in Boise Office Solutions, including the OfficeMax acquisition.  Excluding the impact of the OfficeMax acquisition, sales increased 14% and 7% for the fourth quarter and full year, respectively.

Boise Office Solutions:  On December 9, 2003, Boise acquired OfficeMax, Inc.  Following that acquisition, the company began reporting two segments, Contract and Retail, within our Boise Office Solutions business.  For fourth quarter 2003, the Boise Office Solutions business reported operating income of $40.0 million, compared with $32.4 million in fourth quarter 2002 and $31.0 million in third quarter 2003.  For full year 2003, the business reported operating income of $115.5 million, compared with $123.0 million in 2002.  Before special items and the net impact of the OfficeMax acquisition, Boise Office Solutions earned $36.9 million in fourth quarter 2003 and $121.6 million for full year 2003.

Sales of $1.2 billion in fourth quarter 2003 were 38% higher than sales in fourth quarter 2002 and 34% higher than in third quarter 2003, primarily due to the OfficeMax acquisition.  Full-year sales of $4.0 billion were 14% higher than in 2002.  Sales of Boise’s office papers increased 4% to 568,000 tons.

Boise Office Solutions, Contract:  Operating income reported for fourth quarter 2003 was $33.9 million, compared with $32.4 million in fourth quarter 2002 and $31.0 million in third quarter 2003.  For full year 2003, operating income was $109.4 million, compared with $123.0 million in 2002.  Before special items and the impact of the OfficeMax acquisition, operating income for fourth quarter 2003 was $36.9 million and for full year 2003 was $121.6 million.

Sales of $965 million in fourth quarter 2003 were 6% higher than sales in fourth quarter 2002 and 3% higher than in third quarter 2003.  Full-year sales of $3.7 billion were 6% higher than 2002 sales.  Excluding special items and the impact of the OfficeMax acquisition, the fourth-quarter operating margin was 3.9%, up from 3.6% in the fourth quarter a year ago and 3.3% in the third quarter.  The full-year operating margin, before special items and the impact of the OfficeMax acquisition, was 3.3%, compared with 3.5% in 2002.

Boise Office Solutions, Retail:  Boise began reporting this segment on December 10, 2003.  For 17 selling days in fourth quarter 2003, the segment recorded sales of $283 million, operating income of $6.1 million, and an operating margin of 2.2%.

Boise Building Solutions:  Operating income of $37.6 million compares with operating income of $2.3 million in fourth quarter 2002 and $56.4 million in third quarter 2003.  Operating income for full year 2003 was $95.4 million, compared with $39.7 million in 2002.  In December 2003, we recorded a $14.7 million pretax charge for the write-down of impaired assets at our plywood and lumber operations in Yakima, Washington.  Before this item, we reported operating income of $52.3 million in fourth quarter 2003 and $110.1 million for full year 2003.

Sales of $776 million in the fourth quarter were 37% higher than in the year-ago fourth quarter.  Building materials distribution sales rose 42% from fourth quarter 2002, while sales of engineered wood products increased 31%.  Segment sales in the fourth quarter declined 6% from third quarter 2003, reflecting seasonal volume decreases.  Distribution sales fell 9% from third quarter 2003, and sales of engineered wood products declined 17%.  Full-year sales rose 16%.  Sales increased 21% in building materials distribution and 20% in engineered wood products because of strong demand and high product prices.

Boise Paper Solutions:  The segment reported an operating loss of $14.4 million, compared with operating income of $23.4 million in fourth quarter 2002 and $200,000 in third quarter 2003.  For full year 2003, the operating loss was $13.9 million, compared with income of $38.6 million in 2002.  Weak fourth-quarter results were primarily due to lower product prices than in comparison periods.  The full-year unfavorable comparison was due to higher unit costs and reduced sales volumes.

Sales decreased 1% in fourth quarter 2003, compared with fourth quarter 2002, and 5% from third quarter 2003 levels.  Full year 2003 sales decreased 1% from 2002 sales.  Average net selling prices for Boise’s paper products declined 6%, compared with the fourth quarter a year ago, and 3%, compared with third quarter 2003.  For the full year, average product prices were slightly higher than 2002 levels.  Unit volumes rose 6% from the year-ago fourth quarter but declined slightly from third quarter 2003.  For the full year, unit sales volumes declined 2% from 2002 volumes.  Boise took about 58,000 tons of market-related curtailment, mostly in uncoated free sheet, during the fourth quarter and 197,000 tons of market-related curtailment during full year 2003.  Fourth-quarter unit manufacturing costs were flat with those of comparison periods.  Full year 2003 costs were 2% higher than in 2002, primarily because of higher fiber and chemical costs.

Summary of Operations Boise and Subsidiaries

	2002
Quarterly Results by Segment (Unaudited)(1)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(millions, except per-share amounts)
Sales by Segment
Boise Office Solutions, Contract	$884.5	$855.5	$899.9	$905.9	$3,545.8
Boise Office Solutions, Retail	—	—	—	—	—
	884.5	855.5	899.9	905.9	3,545.8
Boise Building Solutions	560.2	669.9	671.5	568.2	2,469.7
Boise Paper Solutions	456.0	481.6	485.2	455.3	1,878.0
Other	18.3	19.4	19.4	18.9	76.0
	1,919.0	2,026.4	2,075.9	1,948.3	7,969.5
Intersegment eliminations	(130.8)	(138.4)	(140.7)	(147.4)	(557.2)
Trade sales	$1,788.2	$1,888.0	$1,935.3	$1,800.8	$7,412.3
Income (Loss) by Segment
Boise Office Solutions, Contract	$37.4	$23.4	$29.8	$32.4	$123.0
Boise Office Solutions, Retail	—	—	—	—	—
	37.4	23.4	29.8	32.4	123.0
Boise Building Solutions	8.8	14.0	14.5	2.3	39.7
Boise Paper Solutions	(10.8)	8.8	17.2	23.4	38.6
Corporate and Other	(12.8)	(37.9)	(15.9)	(15.3)	(81.8)
	22.6	8.4	45.6	42.9	119.5
Interest expense	(33.3)	(33.3)	(32.1)	(33.0)	(131.7)
Income (loss) before income taxes	(10.7)	(24.9)	13.5	9.9	(12.2)
Income tax (provision) benefit	4.1	28.2	(5.0)	(3.7)	23.5
Net income (loss)	$(6.6)	$3.2	$8.5	$6.2	$11.3
Net income (loss) per common share
Diluted	$(.17)	$.00	$.09	$.05	$(.03)

	2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(millions, except per-share amounts)
Sales by Segment
Boise Office Solutions, Contract	$938.3	$904.9	$934.1	$964.7	$3,741.9
Boise Office Solutions, Retail	—	—	—	283.2	283.2
	938.3	904.9	934.1	1,247.9	4,025.1
Boise Building Solutions	574.6	692.8	828.1	776.3	2,871.9
Boise Paper Solutions	468.2	459.4	474.2	450.9	1,852.6
Other	19.4	18.8	20.6	19.1	77.9
	2,000.5	2,075.9	2,256.9	2,494.2	8,827.5
Intersegment eliminations	(147.3)	(146.9)	(146.3)	(141.8)	(582.4)
Trade sales	$1,853.2	$1,929.0	$2,110.6	$2,352.3	$8,245.1
Income (Loss) by Segment
Boise Office Solutions, Contract	$20.7	$23.9	$31.0	$33.9	$109.4
Boise Office Solutions, Retail	—	—	—	6.1	6.1
	20.7	23.9	31.0	40.0	115.5
Boise Building Solutions	(8.5)	9.8	56.4	37.6	95.4
Boise Paper Solutions	(0.7)	1.0	0.2	(14.4)	(13.9)
Corporate and Other	(8.7)	(9.9)	(10.5)	(16.1)	(45.2)
	2.8	24.9	77.1	47.1	151.8
Interest expense	(32.2)	(31.1)	(31.7)	(37.6)	(132.5)
Income (loss) before income taxes and cumulative effect of accounting changes	(29.4)	(6.2)	45.4	9.5	19.3
Income tax (provision) benefit	10.7	2.3	(12.5)	(2.6)	(2.2)
Income (loss) before cumulative effect of accounting changes	(18.7)	(4.0)	32.9	6.9	17.1
Cumulative effect of accounting changes, net of income tax	(8.8)	—	—	—	(8.8)
Net income (loss)	$(27.5)	$(4.0)	$32.9	$6.9	$8.3
Net income (loss) per common share
Diluted net income (loss) before cumulative effect of accounting changes	$(.38)	$(.12)	$.48	$.05	$.07
Cumulative effect of accounting changes	(.15)	—	—	—	(.15)
Diluted	$(.53)	$(.12)	$.48	$.05	$(.08)

(1) Columns may not add due to rounding.

Statistical Review / 2002

	2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year

Boise Office Solutions
Sales by Product Line (millions)
Office supplies and paper	$549	$531	$545	$556	$2,181
Technology products	250	245	263	264	1,022
Office furniture	85	80	92	86	343

Sales by Geography (millions)
United States	$686	$665	$707	$701	$2,759
International	198	191	193	205	787

Sales Growth
Sales growth	(9)%	(1)%	6%	6%	0%
Same-location sales growth	(8)%	(1)%	6%	5%	0%

Margins (percentage of sales)
Gross profit margin	23.6%	23.1%	22.4%	23.5%	23.1%
Operating profit	4.2%	2.7%	3.3%	3.6%	3.5%

Boise Building Solutions
Sales Volumes
Plywood (thousand square feet) (3/8” basis)	440,525	462,648	460,952	424,078	1,788,203
OSB (thousand square feet) (3/8” basis) (1)	100,161	98,273	107,176	111,076	416,686
Particleboard (thousand square feet) (3/4” basis)	49,749	51,182	47,617	40,675	189,223
Lumber (thousand board feet)	95,911	108,455	99,858	91,057	395,281
LVL (hundred cubic feet)	17,895	20,844	20,879	17,925	77,543
I-joists (thousand equivalent lineal feet)	34,995	47,102	46,954	36,714	165,765
Engineered wood products (millions)	$60	$76	$77	$61	$274
Building materials distribution (millions)	$375	$464	$470	$387	$1,696

(1)  Represents 100% of the sales volume of Voyageur Panel, of which we own 47%.

Selected Prices (average net selling prices)
Plywood (thousand square feet) (3/8” basis)	$231	$238	$227	$220	$229
OSB (thousand square feet) (3/8” basis)	131	136	127	128	130
Particleboard (thousand square feet) (3/4” basis)	230	248	254	223	239
Lumber (thousand board feet)	481	465	470	446	466
LVL (hundred cubic feet)	1,491	1,485	1,498	1,454	1,483
I-joists (thousand equivalent lineal feet)	896	886	890	872	886

Boise Paper Solutions
Sales Volumes (thousands of short tons)
Uncoated free sheet	355	370	364	336	1,425
Containerboard	160	167	168	159	654
Newsprint	84	111	110	101	406
Other	49	62	37	31	179
	648	710	679	627	2,664

Corrugated containers (millions of square feet)	1,061	1,065	1,205	1,132	4,463

Selected Prices (average net selling prices per short ton)
Uncoated free sheet	$712	$712	$722	$746	$722
Containerboard	327	332	351	361	343
Newsprint	368	349	367	371	363

Statistical Review / 2003

	2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Boise Office Solutions, Contract
Sales by Product Line (millions)
Office supplies and paper	$567	$539	$555	$572	$2,233
Technology products	277	275	280	293	1,125
Office furniture	94	91	99	100	384

Sales by Geography (millions)
United States	$709	$682	$712	$720	$2,823
International	229	223	222	245	919

Sales Growth
Sales growth	6%	6%	4%	6%	6%
Same-location sales growth	6%	6%	4%	4%	5%

Margins (percentage of sales)
Gross profit margin	23.8%	23.8%	24.2%	25.4%	24.3%
Operating profit	2.2%	2.6%	3.3%	3.5%	2.9%

Boise Office Solutions, Retail
Sales by Product Line (millions)
Office supplies and paper	$—	$—	$—	$92	$92
Technology products	—	—	—	161	161
Office furniture	—	—	—	30	30

Sales by Geography (millions)
United States	$—	$—	$—	$283	$283
International	—	—	—	—	—

Margins (percentage of sales)
Gross profit margin	—	—	—	24.5%	24.5%
Operating profit	—	—	—	2.2%	2.2%

Boise Building Solutions
Sales Volumes
Plywood (thousand square feet) (3/8” basis)	466,537	476,896	499,323	447,724	1,890,480
OSB (thousand square feet) (3/8” basis) (1)	106,581	112,652	111,775	101,388	432,396
Particleboard (thousand square feet) (3/4” basis)	41,192	38,609	36,524	36,296	152,621
Lumber (thousand board feet)	93,524	93,113	90,522	86,895	364,054
LVL (hundred cubic feet)	20,685	25,063	28,431	24,115	98,294
I-joists (thousand equivalent lineal feet)	40,534	53,271	60,275	45,869	199,949
Engineered wood products (millions)	$68	$85	$96	$80	$329
Building materials distribution (millions)	$391	$505	$603	$549	$2,048

(1)  Represents 100% of the sales volume of Voyageur Panel, of which we own 47%.

Selected Prices (average net selling prices)
Plywood (thousand square feet) (3/8” basis)	$220	$228	$291	$334	$267
OSB (thousand square feet) (3/8” basis)	141	165	258	309	217
Particleboard (thousand square feet) (3/4” basis)	219	230	243	254	236
Lumber (thousand board feet)	412	400	446	468	431
LVL (hundred cubic feet)	1,453	1,447	1,440	1,516	1,463
I-joists (thousand equivalent lineal feet)	867	861	865	905	874

Boise Paper Solutions
Sales Volumes (thousands of short tons)
Uncoated free sheet	353	351	353	339	1,396
Containerboard	158	154	170	168	650
Newsprint	106	89	101	120	416
Other	33	31	47	35	146
	650	625	671	662	2,608

Corrugated containers (millions of square feet)	1,122	1,151	1,204	1,114	4,591

Selected Prices (average net selling prices per short ton)
Uncoated free sheet	$747	$734	$713	$690	$721
Containerboard	341	347	342	319	337
Newsprint	374	399	412	405	397

Financial Highlights Boise and Subsidiaries

				2003
	2000	2001	2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(millions, except per-share amounts)
Sales and Income

Sales	$7,806.7	$7,422.2	$7,412.3	$1,853.2	$1,929.0	$2,110.6	$2,352.3	$8,245.1
Income from operations	444.0	81.1	118.3	1.7	22.7	76.7	46.7	147.8
Net income (loss) before cumulative effect of accounting changes	$178.6	$(42.5)	$11.3	$(18.7)	$(4.0)	$32.9	$6.9	$17.1
Cumulative effect of accounting changes, net of income tax	—	—	—	(8.8)	—	—	—	(8.8)
Net income (loss)	$178.6	$(42.5)	$11.3	$(27.5)	$(4.0)	$32.9	$6.9	$8.3
Net income (loss) per common share
Diluted before cumulative effect of accounting changes	$2.73	$(.96)	$(.03)	$(.38)	$(.12)	$.48	$.05	$.07
Cumulative effect of accounting changes	—	—	—	(.15)	—	—	—	(.15)
Diluted	$2.73	$(.96)	$(.03)	$(.53)	$(.12)	$.48	$.05	$(.08)
Cash dividends paid per common share	$.60	$.60	$.60	$.15	$.15	$.15	$.15	$.60

Financial Condition

Capital expenditures	485.8	380.0	266.2	48.5	69.4	44.5	1,471.9	1,634.3
Total assets	5,266.9	4,934.0	4,947.4	4,970.9	4,989.9	5,066.8	7,376.2

Long-term debt, less current portion	$1,714.8	$1,062.9	$1,387.4	$1,472.7	$1,494.4	$1,517.1	$1,999.9
Current portion of long-term debt and short-term borrowings	93.3	440.0	153.7	105.5	76.5	85.1	88.2
Adjustable conversion-rate equity security units	—	172.5	172.5	172.5	172.5	172.5	172.5
Guarantee of ESOP debt	107.9	80.9	51.4	51.4	40.5	40.5	19.1
Total debt	$1,916.0	$1,756.3	$1,765.0	$1,802.1	$1,783.9	$1,815.2	$2,279.7

Shareholders’ equity	$1,757.0	$1,578.4	$1,399.5	$1,372.1	$1,384.2	$1,411.4	$2,298.3
Shareholders’ equity per common share	$28.85	$25.10	$21.59	$21.17	$21.23	$21.26	$24.47

Financial Ratios

Return on sales	2.3%	(.6)%	.2%	(1.5)%	(.2)%	1.6%	.3%	.1%
Debt to equity	1.09:1	1.11:1	1.26:1	1.31:1	1.29:1	1.29:1	.99:1
Debt to total capitalization	52.0%	52.7%	55.8%	56.8%	56.3%	56.3%	49.6%

Other Information

Effective tax (provision) benefit rate	(39.0)%	12.1%	192.8%	36.2%	36.6%	(27.6)%	(27.7)%	(11.5)%
Number of common shares outstanding at the end of the period (thousands)	57,337	58,062	58,284	58,292	58,314	59,549	87,137
Average number of common shares (thousands)
Basic	57,288	57,680	58,216	58,289	58,300	58,411	65,313	60,093
Diluted(1)	61,413	61,797	62,090	61,880	61,844	62,697	70,205	64,180
Common stock price
High	$43.94	$38.00	$38.81	$28.15	$26.30	$29.20	$32.89
Low	$21.75	$26.99	$19.61	$20.72	$21.48	$21.48	$26.96
Close	$33.63	$34.01	$25.22	$21.85	$23.90	$27.60	$32.86

(1)          For the first and second quarters of 2003 and the years ended December 31, 2001, 2002, and 2003, the computation of diluted net loss per share was antidilutive; accordingly, diluted net loss per share was calculated using the average basic shares outstanding.

Consolidated Statements of Income (Unaudited) Boise and Subsidiaries

	Three Months Ended December 31		Year Ended December 31
	2003	2002	2003	2002
	(thousands, except per-share amounts)

Sales	$2,352,318	$1,800,848	$8,245,146	$7,412,329

Costs and expenses
Materials, labor, and other operating expenses	1,863,666	1,438,211	6,653,109	6,013,613
Depreciation, amortization, and cost of company timber harvested	81,001	77,203	308,332	306,973
Selling and distribution expenses	294,090	201,976	950,129	785,883
General and administrative expenses	49,540	39,264	158,786	154,284
Other (income) expense, net	21,666	1,627	35,787	30,842
	2,309,963	1,758,281	8,106,143	7,291,595

Equity in net income (loss) of affiliates	4,369	(81)	8,822	(2,435)

Income from operations	46,724	42,486	147,825	118,299
Interest expense	(37,634)	(33,016)	(132,545)	(131,713)
Interest income	533	185	1,186	1,525
Foreign exchange gain (loss)	(118)	203	2,831	(325)
	(37,219)	(32,628)	(128,528)	(130,513)
Income (loss) before income taxes and cumulative effect of accounting changes	9,505	9,858	19,297	(12,214)
Income tax (provision) benefit	(2,637)	(3,651)	(2,222)	23,554
Income before cumulative effect of accounting changes	6,868	6,207	17,075	11,340
Cumulative effect of accounting changes, net of income tax	—	—	(8,803)	—
Net income	6,868	6,207	8,272	11,340
Preferred dividends	(3,317)	(3,289)	(13,061)	(13,101)
Net income (loss) applicable to common shareholders	$3,551	$2,918	$(4,789)	$(1,761)

Net income (loss) per common share
Diluted before cumulative effect of accounting changes	$0.05	$0.05	$0.07	$(0.03)
Cumulative effect of accounting changes, net of income tax	—	—	(0.15)	—
Diluted	$0.05	$0.05	$(0.08)	$(0.03)

Segment Information

Segment sales
Boise Office Solutions, Contract	$964,655	$905,898	$3,741,913	$3,545,772
Boise Office Solutions, Retail	283,153	—	283,153	—
	1,247,808	905,898	4,025,066	3,545,772
Boise Building Solutions	776,324	568,163	2,871,908	2,469,683
Boise Paper Solutions	450,868	455,302	1,852,624	1,878,003
Intersegment eliminations and other	(122,682)	(128,515)	(504,452)	(481,129)
	$2,352,318	$1,800,848	$8,245,146	$7,412,329
Segment income (loss)
Boise Office Solutions, Contract	$33,857	$32,401	$109,373	$123,004
Boise Office Solutions, Retail	6,125	—	6,125	—
	39,982	32,401	115,498	123,004
Boise Building Solutions	37,630	2,328	95,442	39,669
Boise Paper Solutions	(14,408)	23,396	(13,879)	38,572
Corporate and Other	(16,065)	(15,251)	(45,219)	(81,746)
	47,139	42,874	151,842	119,499
Interest expense	(37,634)	(33,016)	(132,545)	(131,713)
Income (loss) before income taxes and cumulative effect of accounting changes	$9,505	$9,858	$19,297	$(12,214)

Consolidated Balance Sheets (Unaudited) Boise and Subsidiaries

	December 31
	2003	2002
	(thousands, except share amounts)
Assets

Current
Cash and cash equivalents	$124,879	$65,152
Receivables, less allowances of $10,865 and $13,111	574,219	423,976
Inventories	1,609,811	717,966
Deferred income taxes	132,235	52,131
Other	60,148	36,524
	2,501,292	1,295,749
Property
Property and equipment
Land and land improvements	87,703	70,731
Buildings and improvements	890,871	709,127
Machinery and equipment	4,905,012	4,678,112
	5,883,586	5,457,970
Accumulated depreciation	(3,058,527)	(2,915,940)
	2,825,059	2,542,030
Timber, timberlands, and timber deposits	330,667	328,720
	3,155,726	2,870,750
Goodwill	1,107,292	400,541
Intangible assets, net	218,196	24,629
Investments in equity affiliates	44,335	35,641
Other assets	349,318	320,090
Total assets	$7,376,159	$4,947,400

Liabilities and Shareholders’ Equity

Current
Short-term borrowings	$5,188	$28,000
Current portion of long-term debt	83,016	125,651
Income taxes payable	694	9,512
Accounts payable	1,255,303	519,596
Accrued liabilities
Compensation and benefits	317,934	218,085
Interest payable	34,130	29,928
Other	280,646	122,832
	1,976,911	1,053,604
Debt
Long-term debt, less current portion	1,999,876	1,387,398
Adjustable conversion-rate equity security units	172,500	172,500
Guarantee of ESOP debt	19,087	51,448
	2,191,463	1,611,346
Other
Deferred income taxes	68,631	165,357
Compensation and benefits	564,331	667,694
Other long-term liabilities	256,355	49,868
	889,317	882,919

Minority interest	20,154	—

Commitments and contingent liabilities

Shareholders’ equity
Preferred stock – no par value; 10,000,000 shares authorized; Series D ESOP: $.01 stated value; 4,117,827 and 4,280,615 shares outstanding	185,302	192,628
Deferred ESOP benefit	(19,087)	(51,448)
Common stock – $2.50 par value; 200,000,000 shares authorized; 87,137,306 and 58,283,719 shares outstanding	214,805	145,709
Additional paid-in capital	1,228,694	474,533
Retained earnings	907,738	952,215
Accumulated other comprehensive loss	(219,138)	(314,106)
Total shareholders’ equity	2,298,314	1,399,531
Total liabilities and shareholders’ equity	$7,376,159	$4,947,400

Consolidated Statements of Cash Flows (Unaudited) Boise and Subsidiaries

	Year Ended December 31
	2003	2002
	(thousands)
Cash provided by (used for) operations
Net income	$8,272	$11,340
Items in net income not using (providing) cash
Equity in net (income) loss of affiliates	(8,822)	2,435
Depreciation, amortization, and cost of company timber harvested	308,332	306,973
Deferred income tax benefit	(19,024)	(34,966)
Pension and other postretirement benefits expense	84,760	37,701
Cumulative effect of accounting changes, net of income tax	8,803	—
Restructuring activities	(806)	(750)
Write-down and sale of assets	14,699	23,646
Other	3,630	(1,063)
Decrease (increase) in working capital, net of acquisitions
Receivables	(22,170)	6,909
Inventories	72,600	(61,579)
Accounts payable and accrued liabilities	(62,481)	8,951
Current and deferred income taxes	(22,604)	28,132
Pension and other postretirement benefits payments	(94,811)	(57,775)
Other	65,010	38,525
Cash provided by operations	335,388	308,479

Cash provided by (used for) investment
Expenditures for property and equipment	(217,504)	(218,961)
Expenditures for timber and timberlands	(10,256)	(18,184)
Investments in equity affiliates	127	225
Acquisition of businesses and facilities, net of cash acquired	(432,571)	(7,171)
Other	(24,103)	(34,548)
Cash used for investment	(684,307)	(278,639)

Cash provided by (used for) financing
Cash dividends paid
Common stock	(35,001)	(34,917)
Preferred stock	(13,864)	(14,548)
	(48,865)	(49,465)
Short-term borrowings	(22,812)	(20,700)
Additions to long-term debt	735,712	232,181
Payments of long-term debt	(246,589)	(176,964)
Other	(8,800)	(6,442)
Cash provided by (used for) financing	408,646	(21,390)

Increase in cash and cash equivalents	59,727	8,450
Balance at beginning of year	65,152	56,702
Balance at end of year	$124,879	$65,152

Notes to Quarterly Financial Statements Boise and Subsidiaries

(1)                                 Financial Information.  In December 2003, we acquired OfficeMax, Inc. (see Note 2).  After the acquisition, we began reporting our office products business as two segments, Contract and Retail, within Boise Office Solutions, our office products distribution business.  Taken together, the two segments make up our Boise Office Solutions business.  Accordingly, in December 2003, we began operating our business using five (rather than four) reportable segments:  Boise Office Solutions, Contract; Boise Office Solutions, Retail; Boise Building Solutions; Boise Paper Solutions; and Corporate and Other.

The consolidated financial statements include the accounts of the company and all subsidiaries after elimination of intercompany balances and transactions.  The results of OfficeMax’s operations are included after December 9, 2003.  Our Boise Office Solutions, Contract; Boise Building Solutions; Boise Paper Solutions; and Corporate and Other segments have a December 31 calendar year-end.  Our Boise Office Solutions, Retail, segment maintains a fiscal year that ends on the last Saturday in December, which in 2003 was December 27.  We consolidate the fiscal-year results of Boise Office Solutions, Retail, with the calendar-year results of our other segments.

The Consolidated Statements of Income (Loss) and Segment Information are unaudited statements, which do not include all Notes to Consolidated Financial Statements, and should be read in conjunction with the company’s 2003 Annual Report on Form 10-K.  The 2003 Annual Report on Form 10-K will be available in March 2004.  Net income (loss) for all periods presented involved estimates and accruals.

Certain amounts in prior years’ financial statements have been reclassified to conform with the current year’s presentation.  These reclassifications did not affect net income (loss).

(2)                                 Acquisition of OfficeMax.  On December 9, 2003, we completed our acquisition of OfficeMax, Inc.  OfficeMax is now a wholly owned subsidiary of Boise Cascade Corporation.  OfficeMax has operations in the United States, Puerto Rico, the U.S. Virgin Islands, and Mexico.  In addition to assuming $81.6 million of OfficeMax’s debt and incurring approximately $20.0 million of transaction costs, we paid OfficeMax shareholders $1.3 billion for the acquisition, paying 60% of the purchase price in Boise common stock and 40% in cash.  OfficeMax shareholders had the opportunity to elect to receive cash or stock for their OfficeMax shares.  Each shareholder’s election was subject to proration depending on the elections of all OfficeMax shareholders.  As a result of this proration, OfficeMax shareholders electing Boise stock received approximately .230419 share of Boise stock and $3.1746 in cash for each of their OfficeMax shares.  Fractional shares were paid in cash.  OfficeMax shareholders who elected cash or had no consideration preference, as well as those shareholders who made no effective election, received $9.333 in cash for each of their OfficeMax shares.  After the proration, the $1.3 billion paid to OfficeMax shareholders consisted primarily of $486.7 million in cash and the issuance of 27.3 million of Boise common shares valued at $808.2 million.  The value of the common shares issued was determined based on the average market price of our common shares over a ten-day trading period before the acquisition closed on December 9, 2003.

(3)                                 Reconciliation of Net Income (Loss) and Diluted Income (Loss) Per Share Before Special Items, the Impact of the OfficeMax Acquisition, and the Cumulative Effect of Accounting Changes.  We evaluate our results of operations both before and after special gains and losses.  We believe our presentation of financial measures before special items enhances our investors’ overall understanding of our recurring operational performance.  Specifically, we believe the results before special items provide useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.  In addition, in order to provide a meaningful comparison to the prior year and prior quarters, we have excluded the impacts of the OfficeMax acquisition.

There were no special items during the three months ended December 31, 2002.  In the following tables, we reconcile our financial measures before special items and the impacts of the OfficeMax acquisition to our reported financial results for the three months ended December 31, 2003, and September 30, 2003, and the years ended December 31, 2003 and 2002 (see Notes 4, 5, and 6).

	Three Months Ended
	December 31, 2003			September 30, 2003
	As Reported	Special Items and OfficeMax	Before Special Items and OfficeMax	As Reported	Special Items	Before Special Items
	(millions, except per-share amounts)

Boise Office Solutions, Contract	$33.9	$3.0	$36.9	$31.0	$—	$31.0
Boise Office Solutions, Retail	6.1	(6.1)	—	—	—	—
	40.0	(3.1)	36.9	31.0	—	31.0

Boise Building Solutions	37.6	14.7	52.3	56.4	—	56.4
Boise Paper Solutions	(14.4)	—	(14.4)	0.2	—	0.2
Corporate and Other	(16.1)	2.3	(13.8)	(10.5)	—	(10.5)
	47.1	13.9	61.0	77.1	—	77.1
Interest expense	(37.6)	4.9	(32.7)	(31.7)	—	(31.7)
Income before income taxes	9.5	18.8	28.3	45.4	—	45.4
Income tax provision	(2.6)	(7.4)	(10.0)	(12.5)	(2.9)	(15.4)

Net income	6.9	$11.4	18.3	32.9	$(2.9)	30.0
Preferred dividends or supplemental ESOP contribution	(3.0)		(3.0)	(2.9)		(2.9)
Diluted income	$3.9		$15.3	$30.0		$27.1

Average shares used to determine diluted income per common share	70.2		63.4 (a)	62.7		62.7

Net income per common share
Diluted before cumulative effect of accounting changes	$0.05		$0.24	$0.48		$0.43
Cumulative effect of accounting changes	—		—	—		—
Diluted	$0.05		$0.24	$0.48		$0.43

(a)     Adjusted to exclude the weighted-average number of Boise common shares issued to OfficeMax shareholders electing stock (see Note 2).

	Year Ended December 31
	2003			2002
	As Reported	Special Items and OfficeMax	Before Special Items and OfficeMax	As Reported	Special Items	Before Special Items
	(millions, except per-share amounts)

Boise Office Solutions, Contract	$109.4	$12.2	$121.6	$123.0	$—	$123.0
Boise Office Solutions, Retail	6.1	(6.1)	—	—	—	—
	115.5	6.1	121.6	123.0	—	123.0

Boise Building Solutions	95.4	14.7	110.1	39.7	—	39.7
Boise Paper Solutions	(13.9)	0.2	(13.7)	38.6	—	38.6
Corporate and Other	(45.2)	3.0	(42.2)	(81.8)	23.6	(58.2)
	151.8	24.0	175.8	119.5	23.6	143.1
Interest expense	(132.5)	4.9	(127.6)	(131.7)	—	(131.7)
Income (loss) before income taxes and cumulative effect of accounting changes	19.3	28.9	48.2	(12.2)	23.6	11.4
Income tax (provision) benefit	(2.2)	(14.2)	(16.4)	23.5	(27.6)	(4.1)

Income before cumulative effect of accounting changes	17.1	14.7	31.8	11.3	(4.0)	7.3
Cumulative effect of accounting changes, net of income tax	(8.8)	8.8	—	—	—	—
Net income	8.3	$23.5	31.8	11.3	$(4.0)	7.3
Preferred dividends or supplemental ESOP contribution	(13.1)		(11.8)	(13.1)		(13.1)
Diluted income	$(4.8)		$20.0	$(1.8)		$(5.8)

Average shares used to determine diluted income (loss) per common share	60.1		62.5 (a)	58.2		58.2

Net income (loss) per common share
Diluted before cumulative effect of accounting changes	$0.07		$0.32	$(0.03)		$(0.10)
Cumulative effect of accounting changes	(0.15)		—	—		—
Diluted	$(0.08)		$0.32	$(0.03)		$(0.10)

(a)     Adjusted to exclude the weighted-average number of Boise common shares issued to OfficeMax shareholders electing stock (see Note 2).

(4)         2003 Special Items and Impact of the OfficeMax Acquisition.

First Quarter

In first quarter 2003, we announced the termination of approximately 550 employees and recorded a pretax charge of $10.1 million for employee-related costs in “Other (income) expense, net” in the Consolidated Statement of Income.  We recorded these costs in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 112, Employers’ Accounting for Postemployment Benefits.  We recorded $9.2 million in the Boise Office Solutions, Contract, segment, $0.2 million in the Boise Paper Solutions segment, and $0.7 million in our Corporate and Other segment.  Employee-related costs are primarily for severance payments, most of which were paid in 2003 with the remainder to be paid in 2004.  This special item decreased net income $6.1 million, after taxes, for the year ended December 31, 2003.

Third Quarter

During third quarter 2003, we recorded a net $2.9 million, one-time tax benefit related to a favorable tax ruling, net of changes in other tax items.

Fourth Quarter

In December 2003, we recorded a $14.7 million pretax charge for the write-down of impaired assets at our plywood and lumber operations in Yakima, Washington.  We also recorded $5.7 million of tax benefits associated with the write-down.  The write-down resulted from our internal review of the operations and indications of current market value.  We recorded the write-down in our Boise Building Solutions segment in “Other (income) expense, net,” and the tax benefits are included in “Income tax (provision) benefit” in the Consolidated Statements of Income for the three and 12 months ended December 31, 2003.  This special item decreased net income $9.0 million, after taxes, for the three and 12 months ended December 31, 2003.

To present a meaningful comparison to prior periods, we also excluded both the income related to the former OfficeMax operations for the period from December 10, 2003, through December 27, 2003, and costs, including incremental interest expense, directly related to the acquisition.  The net impact of these items reduced pretax income $4.1 million, or $2.5 million after taxes, for the three and 12 months ended December 31, 2003.

(5)         2002 Special Items.  In December 2001, we wrote down our 29% investment in IdentityNow by $54.3 million to its estimated fair value of $25 million and recorded $4.6 million of tax benefits associated with the write-down.  In May 2002, we sold all of the stock of our wholly owned subsidiary that held our investment in IdentityNow.  In second quarter 2002, we recorded a $23.6 million pretax loss related to this sale in our Corporate and Other segment and in “Other (income) expense, net” in the Statement of Income.  We also recorded $27.6 million of tax benefits associated with this sale and our previous write-down in “Income tax (provision) benefit.”  For the year ended December 31, 2002, this transaction resulted in a net after-tax gain of $4 million, or 7 cents per basic and diluted share.

(6)         Cumulative Effect of Accounting Changes.  Effective January 1, 2003, we adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations, which affects the way we account for landfill closure costs.  This statement requires us to record an asset and a liability (discounted) for estimated closure and closed-site monitoring costs and to depreciate the asset over the landfill’s expected useful life.  Previously, we accrued for the closure costs over the life of the landfill and expensed monitoring costs as incurred.  On January 1, 2003, we recorded a one-time after-tax charge of $4.1 million, or 7 cents per share, as a cumulative-effect adjustment for the difference between the amounts recognized in our consolidated financial statements prior to the adoption of this statement and the amount recognized after adopting the provisions of SFAS No. 143.

Effective January 1, 2003, we adopted an accounting change for vendor allowances to comply with the guidelines issued by the Financial Accounting Standards Board’s (FASB) Emerging Issues Task Force (EITF) 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received From a Vendor.  Under EITF 02-16, consideration received from a vendor is presumed to be a reduction of the cost of the vendor’s products or services, unless it is for a specific incremental cost to sell the product.  As a result, for the three months ended September 30 and December 31, 2003, and the year ended December 31, 2003, approximately $10 million, $14 million, and $45 million of vendor allowances reduced “Materials, labor, and other operating expenses” that would have previously been recognized primarily as a reduction of “Selling and distribution expenses.”  In accordance with the provisions of EITF 02-16, prior-period financial statements have not been reclassified to conform with the current year’s presentation.

In addition, under the new guidance, vendor allowances reside in inventory with the product and are recognized when the product is sold, changing the timing of our recognition of these items.  For the year ended December 31, 2003, this change resulted in a one-time, noncash, after-tax charge of $4.7 million, or 8 cents per share.

(7)         Income Taxes.  Our effective tax provision rate for the year ended December 31, 2003, was 11.5%, compared with an effective tax benefit rate of 192.8% for the year ended December 31, 2002.  Before the special items and the impacts of the OfficeMax acquisition discussed in Notes 2, 4, and 5 above, our estimated tax provision rates for the years ended December 31, 2003 and 2002, were 34% and 36%.  The difference between the estimated tax provision rates before special items was due to the sensitivity of the rate to changing income levels and the mix of domestic and foreign sources of income.

(8)   Net Income (Loss) Per Common Share.  Net income (loss) per common share was determined by dividing net income (loss), as adjusted, by applicable shares outstanding.  For the three months ended December 31, 2002, and the years ended December 31, 2003 and 2002, the computation of diluted income (loss) per share was antidilutive; therefore, amounts reported for basic and diluted income (loss) were the same.

	Three Months Ended
	December 31		September 30,
	2003	2002	2003
	(thousands, except per-share amounts)
BASIC
Net income	$6,868	$6,207	$32,884
Preferred dividends	(3,317)	(3,289)	(3,191)
Basic income	$3,551	$2,918	$29,693

Average shares used to determine basic income per common share	65,313	58,283	58,411

Basic income per common share	$0.05	$0.05	$0.51

DILUTED
Basic income	$3,551	$2,918	$29,693
Preferred dividends eliminated	3,317	—	3,191
Supplemental ESOP contribution	(3,007)	—	(2,891)
Diluted income	$3,861	$2,918	$29,993

Average shares used to determine basic income per common share	65,313	58,283	58,411
Stock options and other	1,582	—	956
Series D Convertible Preferred Stock	3,310	—	3,330

Average shares used to determine diluted income per common share	70,205	58,283	62,697

Diluted income per common share	$0.05	$0.05	$0.48

	Year Ended December 31
	2003	2002
	(thousands, except per-share amounts)
BASIC AND DILUTED
Income before cumulative effect of accounting changes	$17,075	$11,340
Preferred dividends (a)	(13,061)	(13,101)
Basic and diluted income (loss) before cumulative effect of accounting changes	4,014	(1,761)
Cumulative effect of accounting changes, net of income tax	(8,803)	—
Basic and diluted loss	$(4,789)	$(1,761)

Average shares used to determine basic and diluted income (loss) per common share	60,093	58,216

Basic and diluted income (loss) per common share before cumulative effect of accounting changes	$0.07	$(0.03)
Cumulative effect of accounting changes	(0.15)	—
Basic and diluted loss per common share	$(0.08)	$(0.03)

(a)          The dividend attributable to our Series D Convertible Preferred Stock held by our ESOP (employee stock ownership plan) is net of a tax benefit.